UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 21, 2016

BLACK RIDGE OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53952	27-2345075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10275 Wayzata Boulevard, Suite 100

Minnetonka, MN 55305

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (952) 426-1241

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Previously, on March 29, 2016, Black Ridge Oil & Gas, Inc. (the “Company”) entered into an Asset Contribution Agreement (the “Asset Contribution Agreement”) with Black Ridge Holding Company, LLC, a Delaware limited liability company (“BRHC”) that was formed by the Company, to contribute and assign to BRHC all of the Company's (i) oil and gas assets (including working capital and tangible and intangible assets) (the “Assets”), (ii) outstanding balances under that certain Credit Agreement between the Company, as borrower, and Cadence Bank, N.A. (“Cadence”), as lender (the “Cadence Credit Facility”), and the outstanding balances under that certain Credit Agreement between the Company, as borrower, and the several banks and other financial institutions or entities from time to time parties thereto, and Chambers Energy Management, LP (“Chambers”), as administrative agent (the “Chambers Credit Facility” and together with the Cadence Credit Facility, the “Credit Facilities”) and (iii) all liabilities related to the Assets, in exchange for 5% of the Class A Units (the “Class A Units”) and all of the Class B Units (the “Class B Units”) in BRHC (the “Asset Contribution”). On March 29, 2016, affiliates of Chambers (specifically, Chambers Energy Capital II, LP, Chambers Energy Capital II TE, LP (together, with Chambers Energy Capital II, LP, the “Chambers Warrantholders”) and CEC II TE, LLC (together, with Chambers Energy Capital II, LP, the “Chambers Lenders” and, collectively with the Chambers Warrantholders, the “Chambers Affiliates”)) entered into a Debt Contribution Agreement between BRHC and the Chambers Affiliates (the “Debt Contribution Agreement”), pursuant to which BRHC agreed to issue a number of Class A Units representing 95% of the Class A Units of BRHC to the Chambers Lenders in exchange for the release of BRHC's obligations under the Chambers Credit Facility (the “Satisfaction of Debt” and, together with the Asset Contribution, the “BRHC Transaction”). The closing of the BRHC Transaction was subject to (i) the Company obtaining the approval of stockholders holding a majority of its outstanding capital stock, (ii) the Company having assigned the Cadence Credit Facility to BRHC with Cadence’s consent, and (iii) BRHC and Cadence entering into any applicable amendment agreements related to the assignment and waiver of financial covenant ratio compliance for the quarter ended December 31, 2015 and quarter ending March 31, 2016. On June 21, 2016, the Company satisfied all of these conditions and the BRHC Transaction has been consummated. The parties have agreed that the BRHC Transaction, the Asset Contribution and the Satisfaction of Debt are effective as of April 1, 2016.

The terms of the Class A Units and the Class B Units of BRHC are set forth in the limited liability company agreement of BRHC (the “LLC Agreement”), entered into by the members of BRHC on June 21, 2016. All distributions by BRHC of cash or other property, and whether upon liquidation or otherwise, will be made as follows:

•	First, 100% to the Class A Unitholders, pro rata, until each Class A Unitholder has received distributions in aggregate totaling the then Class A Preference (as defined in the LLC Agreement).
•	Second, 90% to the Class A Unitholders, pro rata, and 10% to the Class B Unitholders, pro rata, until such time as the aggregate distributions to the Chambers Lenders equal 250% of the capital contribution of its Class A Units.
•	Third, 80% to the Class A Unitholders, pro rata, and 20% to the Class B Unitholders, pro rata.

BRHC is managed by a board of managers (the “BRHC Board”), which is responsible for the conduct of the day-to-day business of BRHC and the management, oversight and disposition of the assets of BRHC. The initial BRHC Board is comprised of three managers, consisting of two managers appointed by the Chambers Lenders and one member from the Company, who is initially Ken DeCubellis.

In addition, under the LLC Agreement, the Chambers Lenders have committed to contribute up to $30 million in cash (the “Chambers Investment Commitment”) to BRHC in exchange for additional Class A Units. As of June 22, 2016, the Chambers Lenders funded $10 million (the “Initial Chambers Investment”) of the Chambers Investment Commitment, the proceeds of which were used to reduce outstanding amounts owed by BRHC to Cadence under the Cadence Credit Facility and for general corporate purposes. The remaining amount of up to $20 million (the “Subsequent Chambers Investment”), subject to certain conditions, may be called from time to time during a period that shall be the lesser of three years or such time as the entire Chambers Investment Commitment has been called by the BRHC Board (the “Investment Period”). The Initial Chambers Investment and any Subsequent Chambers Investment will proportionately reduce the Company's Class A Units percentage ownership in BRHC. Any portion of Chambers Investment Commitment not called by the BRHC Board prior to the expiration of the Investment Period will be cancelled. In no event will the Chambers Lenders be required to make a capital contribution in an amount in excess of its undrawn commitment.

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The Company received 1,000,000 Class B Units at the closing of the BRHC Transaction. At the discretion of the BRHC Board, the Company may be granted additional Class B Units, and in turn, the Company may transfer such Class B Units to certain members of the Company's management. Subject to certain conditions, the Class B Units entitle the holders to participate in any future distributions of BRHC after distributions equal to the capital contributions and preferred return have been made to the holders of Class A Units of BRHC (as described above).

On June 21, 2016, the Company entered into a Management Services Agreement with BRHC. Under the Management Services Agreement, the Company will provide services to BRHC with respect to the business operations of BRHC, including but not limited to locating, investigating and analyzing potential non-operator oil and gas projects and day-to-day operations related to such projects. The Company will be paid a fee under the Management Services Agreement intended to cover the costs of providing such services and will be reimbursed for certain third party expenses. The term of the Management Services Agreement commenced on June 21, 2016, with an effective date of April 1, 2016, and continues indefinitely unless terminated. The Management Services Agreement provides termination provisions upon reasonable notice for both BRHC and the Company as well as upon a change of control, provided that if the Management Services Agreement is terminated prior to January 1, 2017, BRHC shall, if a positive number, pay the Company a termination fee equal to (A) $2,000,000 multiplied by a fraction, the numerator of which is the number of days remaining in the 2016 calendar year from and after the effective date of the Management Services Agreement, as adjusted to reflect a 360-day year, and the denominator of which is 360, less (B) the amount paid by BRHC to the Company for management services prior to the date of termination.

On June 21, 2016, the Chambers Warrantholders surrendered for cancellation warrants to purchase up to 5,000,000 shares of the Company’s common stock at an exercise price of $0.65 per share that were issued to each as part of the entering into of the Chambers Credit Facility.

The foregoing summaries of the LLC Agreement, Management Services Agreement, Asset Contribution Agreement, and Debt Contribution Agreement in this Current Report on Form 8-K do not purport to be complete and are qualified by reference to the LLC Agreement, Management Services Agreement, Asset Contribution Agreement, and Debt Contribution Agreement that were filed as a part of the Company's Definitive Information Statement filed on Form Schedule 14C on May 23, 2016.

Item 1.02 Termination of a Material Definitive Agreement.

The information described in Item 1.01 of this Current Report on Form 8-K with respect to the Chambers Credit Facility, is incorporated into this Item 1.02 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information described in Item 1.01 of this Current Report on Form 8-K, is incorporated into this Item 2.01 by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK RIDGE OIL & GAS, INC.

	By:	/s/ James Moe
James Moe
Chief Financial Officer

Date: June 24, 2016

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